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EXHIBIT 4

                                   BB&T FUNDS

                       BB&T SMALL COMPANY GROWTH FUND AND
                               BB&T SMALL CAP FUND

                             PLAN OF REORGANIZATION

     This Plan of Reorganization having been approved by the Board of Trustees of BB&T Funds is made as of November 15, 2005, by BB&T Funds, on behalf of BB&T Small Company Growth Fund and BB&T Small Cap Fund (the "Plan"). The capitalized terms used herein shall have the meaning ascribed to them in this Plan.

1.   OVERVIEW OF PLAN OF REORGANIZATION

     (a) The BB&T Small Company Growth Fund ("Small Company Growth Fund") will sell, assign, convey, transfer and deliver to BB&T Small Cap Fund ("Small Cap Fund"), and Small Cap Fund will acquire, on the Exchange Date, all of the properties and assets existing at the Valuation Time in Small Company Growth Fund.

     In consideration therefor, Small Cap Fund shall, on the Exchange Date, assume all of the liabilities of Small Company Growth Fund and transfer to Small Company Growth Fund a number of full and fractional units of beneficial interest ("Shares") (such Shares being Institutional, Class A, Class B or Class C Shares) of Small Cap Fund having an aggregate net asset value equal to the value of the assets of Small Company Growth Fund transferred to Small Cap Fund on such date less the value of all of the liabilities of Small Company Growth Fund assumed by Small Cap Fund on that date. It is intended that the reorganizations described in this Plan shall be tax-free reorganizations under the Internal Revenue Code of 1986, as amended (the "Code").

     (b) Upon consummation of the transaction described in paragraph 1(a) of this Plan, Small Company Growth Fund in complete liquidation shall distribute to its respective shareholders of record as of the Exchange Date the Small Cap Fund Shares received by it, each shareholder being entitled to receive that number of such Small Cap Fund Shares equal to the proportion which the number of Shares of Small Company Growth Fund held by such shareholder bears to the number of such Shares of Small Company Growth Fund outstanding on such date. Small Company Growth Fund shareholders of record holding Institutional, Class A, Class B or Class C Shares will receive Institutional, Class A, Class B or Class C Shares, respectively, of Small Cap Fund.

2.   FACTUAL BASIS OF THE PLAN

     (a) BB&T Funds is a business trust duly established and validly existing under the laws of The Commonwealth of Massachusetts and has power to carry on its business as it is now being conducted and to carry out this Plan. Each of BB&T Funds, Small Company Growth Fund and Small Cap Fund is not required to qualify as a foreign association in any jurisdiction. Each of BB&T Funds, Small Company Growth Fund and Small Cap Fund has all necessary federal, state and local authorizations to own all of its properties and assets and to carry on business as now being conducted and to fulfill the terms of this Plan, except as set forth in Section 2(i).


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     (b) BB&T Funds is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company, and such registration has not been revoked or rescinded and is in full force and effect. Each of Small Company Growth Fund and Small Cap Fund has elected to qualify and has qualified as a regulated investment company under Part I of Subchapter M of the Code as of and since its first taxable year, and each of the Small Company Growth Fund and Small Cap Fund qualifies and will qualify as a regulated investment company at all times through the Exchange Date.

     (c) The statements of assets and liabilities, statements of operations, statements of changes in net assets and schedules of investments (indicating their market values) for each of Small Company Growth Fund and Small Cap Fund for the year ended September 30, 2005, fairly present the financial position of each of Small Company Growth Fund and Small Cap Fund as of such date, and said statements of operations and changes in net assets and financial highlights fairly reflect the results of operations, changes in net assets and financial highlights for the periods covered thereby in conformity with generally accepted accounting principles.

     (d) The prospectuses of each of Small Company Growth Fund and Small Cap Fund dated February 1, 2006, as filed with the Securities and Exchange Commission (the "Commission") (the "Prospectuses") and the Statement of Additional Information for BB&T Funds, dated February 1, 2006 (the "Statement of Additional Information") as filed with the Commission, did not as of such date, and will not as of the Exchange Date, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (e) There are no material legal, administrative or other proceedings pending or, to the knowledge of BB&T Funds, Small Company Growth Fund or Small Cap Fund, overtly threatened against BB&T Funds, Small Company Growth Fund or Small Cap Fund, which assert liability on the part of BB&T Funds, Small Company Growth Fund or Small Cap Fund.

     (f) There are no material contracts outstanding to which BB&T Funds, Small Company Growth Fund or Small Cap Fund is a party, other than as disclosed in BB&T's Prospectuses and Statement of Additional Information or in the Registration Statement.

     (g) Small Company Growth Fund has no known liabilities of a material nature, contingent or otherwise, other than those shown on its statement of assets and liabilities as of September 30, 2005, referred to above and those incurred in the ordinary course of the business of BB&T Funds as an investment company or Small Company Growth Fund since such date. Prior to the Exchange Date, Small Company Growth Fund will advise Small Cap Fund of all known material liabilities, contingent or otherwise, incurred by it subsequent to September 30, 2005, whether or not incurred in the ordinary course of business.

     (h) BB&T Funds and each of Small Company Growth Fund and Small Cap Fund has filed or will file all federal and other tax returns which, to the knowledge of BB&T Funds' officers, are required to be filed by Small Company Growth Fund or Small Cap Fund, respectively, and has paid or will pay all federal and other taxes shown to be due on said returns or on any assessments received by Small Company Growth Fund or Small Cap Fund, respectively. To the best of such officers' knowledge, each of Small Company Growth Fund and Small Cap Fund has adequately provided for all tax liabilities on its


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books, no tax deficiency or liability of Small Company Growth Fund or Small Cap
Fund has been asserted, and no question with respect thereto has been raised (including by way of audit) by the Internal Revenue Service or by any state or local tax authority for taxes in excess of those already paid.

     (i) The Funds have each met the requirements of subchapter M of the Code for treatment as a "regulated investment company" within the meaning of Section 851 of the Code in respect of each taxable year since the commencement of operations, and will continue to meet such requirements at all times through the Closing Date. Neither of the Funds has at any time since its inception been liable for any material income or excise tax pursuant to Section 852 or 4982 of the Code. Each of the Funds is in compliance in all material respects with applicable regulations of the Internal Revenue Service pertaining to the reporting of dividends and other distributions on and redemptions of its capital stock and to withholding in respect of dividends and other distributions to shareholders, and is not liable for any material penalties which could be imposed thereunder.

     (j) No consent, approval, authorization or order of any governmental authority is required for the consummation by BB&T Funds, Small Company Growth Fund or Small Cap Fund of the transaction contemplated by this Plan, except such as may be required under the 1933 Act, the 1934 Act, the 1940 Act, state securities or Blue Sky laws or the H-S-R Act.

     (k) As of both the Valuation Time and the Exchange Date and otherwise as described in Section 2(i), BB&T Funds on behalf of Small Cap Fund will have full right, power and authority to purchase the Investments and any other assets and assume the liabilities of Small Company Growth Fund to be transferred to Small Cap Fund pursuant to this Plan.

     (l) The Registration Statement, the Prospectuses and the Proxy Statement, on the effective date of the Registration Statement and insofar as they relate to BB&T Funds, Small Company Growth Fund and Small Cap Fund: (i) will comply in all material respects with the provisions of the 1933 Act, the 1934 Act and the 1940 Act and the rules and regulations thereunder and (ii) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; and at the time of the shareholders' meeting referred to in Section 8(a) and at the Exchange Date, the Prospectuses, as amended or supplemented by any amendments or supplements filed with the Commission by BB&T Funds, Small Company Growth Fund or Small Cap Fund, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that none of the representations and warranties in this subsection shall apply to statements in or omissions from the Registration Statement, the Prospectuses or the Proxy Statement made in reliance upon and in conformity with information furnished by Small Company Growth Fund or Small Cap Fund for use in the Registration Statement, the Prospectuses or the Proxy Statement.

     (m) Small Cap Fund Shares to be issued to each of Small Company Growth Fund have been duly authorized and, when issued and delivered pursuant to this Plan and the Prospectuses, will be legally and validly issued and will be fully paid and nonassessable by BB&T Funds and no shareholder of BB&T Funds will have any preemptive right of subscription or purchase in respect thereof.

     (n) The issuance of Small Cap Fund Shares pursuant to this Plan will be in compliance with all applicable federal and state securities laws.


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SPECIFICS OF PLAN

     3. REORGANIZATION. (a) Subject to the requisite approval of the shareholders of Small Company Growth Fund (in respect of the Small Company Growth Fund Reorganization, as hereafter defined) and to the other terms and conditions contained herein (including Small Company Growth Fund's obligation to distribute to its respective shareholders all of its income and net capital gain described in Section 9(j) hereof), Small Company Growth Fund will agree to sell, assign, convey, transfer and deliver to Small Cap Fund, and Small Cap Fund will agree to acquire from Small Company Growth Fund, on the Exchange Date all of the Investments and all of the cash and other assets of Small Company Growth Fund in exchange for that number of Shares of Small Cap Fund provided for in Section 4 and the assumption by Small Cap Fund of all of the liabilities of Small Company Growth Fund. Pursuant to this Plan, Small Company Growth Fund will, as soon as practicable after the Exchange Date, distribute in liquidation all of the Small Cap Fund Shares received by it to its shareholders in exchange for their respective Shares of Small Company Growth Fund.

     (b) BB&T Funds, on behalf of Small Company Growth Fund, will pay or cause to be paid to Small Cap Fund any interest and cash dividends received by it on or after the Exchange Date with respect to the Investments transferred to Small Cap Fund hereunder. BB&T Funds, on behalf of Small Company Growth Fund, will transfer to Small Cap Fund any rights, stock dividends, or other securities received by Small Company Growth Fund after the Exchange Date as stock dividends or other distributions on or with respect to the Investments transferred, which rights, stock dividends, and other securities shall be deemed included in the assets transferred to Small Cap Fund at the Exchange Date and shall not be separately valued, in which case any such distribution that remains unpaid as of the Exchange Date shall be included in the determination of the value of the assets of Small Company Growth Fund acquired by Small Cap Fund.

     4. EXCHANGE DATE; VALUATION TIME. On the Exchange Date, Small Cap Fund will deliver to Small Company Growth Fund a number of Small Cap Fund Shares having an aggregate net asset value equal to the value of the assets attributable to each corresponding class of Shares of Small Company Growth Fund acquired by Small Cap Fund, less the value of the liabilities of Small Company Growth Fund assumed, determined as hereafter provided in this Section 4.

     (a) Subject to Section 4(d) hereof, the value of Small Company Growth Fund's net assets will be computed as of the Valuation Time using the valuation procedures for Small Cap Fund set forth in the BB&T Prospectuses and BB&T Statement of Additional Information. In no event shall the same security held by the Small Company Growth Fund and BB&T Funds be valued at different prices.

     (b) Subject to Section 4(d) hereof, the net asset value of a Share of Small Cap Fund will be determined to the nearest full cent as of the Valuation Time, using the valuation procedures set forth in the BB&T Prospectuses for Small Cap Fund.

     (c) Subject to Section 4(d), the Valuation Time shall be 4:00 p.m. Eastern Standard time on March 24, 2006, or such earlier or later days as may be established by the proper officers of BB&T Funds (the "Valuation Time").

     (d) No formula will be used to adjust the net asset value of Small Company Growth Fund or Small Cap Fund to take into account differences in realized and unrealized gains and losses.


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     (e) Small Cap Fund shall issue its Shares to Small Company Growth Fund on one share deposit receipt registered in the name of Small Company Growth Fund. Small Company Growth Fund shall distribute in liquidation the Small Cap Fund Shares received by it hereunder pro rata to its shareholders by redelivering such share deposit receipt to BB&T Funds' transfer agent which will as soon as practicable set up open accounts for each Small Company Growth Fund shareholder, in accordance with written instructions furnished by Small Company Growth Fund.

     (f) Small Cap Fund shall assume all liabilities of Small Company Growth Fund, whether accrued or contingent, in connection with the acquisition of assets and subsequent dissolution of Small Company Growth Fund or otherwise, except that recourse for assumed liabilities relating to Small Company Growth Fund will be limited to Small Cap Fund.

     5. EXPENSES, FEES, ETC. (a) All fees and expenses incurred by each of Small Company Growth Fund and/or Small Cap Fund as a direct result of the transaction contemplated by this Plan will be borne by BB&T Asset Management, Inc., including the costs of proxy materials, proxy solicitations and legal expenses. Fees and expenses not incurred directly in connection with the consummation of the Transaction will be paid by the party directly incurring such expenses.

     (b) Notwithstanding any other provisions of this Plan, if for any reason the transaction contemplated by this Plan is not consummated, no party shall be liable to the other party for any damages resulting therefrom, including without limitation consequential damages.

     6. PERMITTED ASSETS. BB&T Funds and Small Company Growth Fund will agree to review the assets of Small Company Growth Fund to ensure that at any time prior to the Exchange Date the assets of Small Company Growth Fund do not include any assets that Small Cap Fund is not permitted, or reasonably believes to be unsuitable for it, to acquire, including without limitation any security that, prior to its acquisition by Small Company Growth Fund, is unsuitable for Small Cap Fund to acquire.

     7. EXCHANGE DATE. Delivery of the assets of Small Company Growth Fund to be transferred, assumption of the liabilities of Small Company Growth Fund to be assumed, and the delivery of Small Cap Fund Shares to be issued shall be made at the offices of BB&T Funds, 100 Summer Street, Suite 1500, Boston, MA 02110, at 9:00 a.m. Eastern standard time on March 27, 2006, or at such other times and dates established by the proper officers of BB&T Funds, the date and time upon which such delivery is to take place being referred to herein as the "Exchange Date."

     8. SPECIAL MEETING OF SHAREHOLDERS; DISSOLUTION. (a) Small Company Growth Fund will agree to call a special meeting of the shareholders as soon as is practicable after the effective date of the Registration Statement for the purpose of considering the sale of all of the assets of Small Company Growth Fund to and the assumption of all of the liabilities of Small Company Growth Fund by Small Cap Fund as herein provided, and approving this Plan, and it shall be a condition to the obligations of each of the parties hereto that the holders of the Shares of Small Company Growth Fund shall have approved this Plan and the transaction contemplated herein in the manner required by law and BB&T Funds' Declaration of Trust and Bylaws at such a meeting on or before the Valuation Time.


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     9. CONDITIONS TO BE MET REGARDING THE TRANSACTION. The consummation by the
Small Company Growth Fund and Small Cap Fund of the reorganization of the Small Company Growth Fund with and into the Small Cap Fund ("Small Company Growth Fund Reorganization") shall be subject to the following conditions:

     (a) This Plan shall have been adopted and the transaction contemplated hereby, shall have been approved by the shareholders of Small Company Growth Fund in the manner required by law.

     (b) Small Company Growth Fund shall have furnished to Small Cap Fund a statement of each of Small Company Growth Fund's assets and liabilities, with values determined as provided in Section 3 of this Plan, together with a list of Investments with their respective tax costs, all as of the Valuation Time, certified on Small Company Growth Fund's behalf by its President (or any Vice President) and Treasurer, and a certificate of both such officers, dated the Exchange Date, to the effect that as of the Valuation Time and as of the Exchange Date there has been no material adverse change in the financial position of Small Company Growth Fund since September 30, 2005, other than changes in the Investments since that date or changes in the market value of the Investments, or changes due to net redemptions of Shares of Small Company Growth Fund, dividends paid or losses from operations.

     (c) As of the Valuation Time and as of the Exchange Date, all factual matters identified in Section 2 of this Plan are true and correct in all material respects as if stated at and as of such dates, Small Company Growth Fund has complied with all requirements of this Plan to be performed or satisfied at or prior to each of such dates, and Small Company Growth Fund shall have furnished to Small Cap Fund a statement, dated the Exchange Date, signed by BB&T Funds' President (or any Vice President) and Treasurer certifying those facts as of such dates.

     (d) There shall not be any material litigation pending with respect to the matters contemplated by this Plan.

     (e) BB&T Funds shall have received an opinion of Ropes & Gray LLP dated the Exchange Date to the effect that: (i) BB&T Funds is a business trust duly established and validly existing under the laws of the Commonwealth of Massachusetts, and neither BB&T Funds, Small Company Growth Fund nor Small Cap Fund is, to the knowledge of such counsel, required to qualify to do business as a foreign association in any jurisdiction; (ii) BB&T Funds and Small Company Growth Fund have power to sell, assign, convey, transfer and deliver the Investments and other assets contemplated hereby and, upon consummation of the transaction contemplated hereby in accordance with the terms of this Plan, BB&T Funds and Small Company Growth Fund will have duly sold, assigned, conveyed, transferred and delivered such Investments and other assets to Small Cap Fund;
(iii) the adoption of this Plan did not, and the consummation of the transaction contemplated hereby will not, violate BB&T Funds' Declaration of Trust or Bylaws, as amended, or any provision of any agreement known to such counsel to which BB&T Funds is a party or by which it is bound; (iv) no consent, approval, authorization or order of any court or governmental authority is required for the consummation by BB&T Funds of the transaction contemplated hereby, except such as have been obtained under the Securities Act of 1933 (the "1933 Act"), the Securities Exchange Act of 1934 ("the 1934 Act") and the 1940 Act; (v) this Plan has been duly authorized by BB&T Funds and is a valid and binding obligation of BB&T Funds; and (vi) the Shares of Small Cap Fund to be delivered to Small Company Growth Fund as provided for by this Plan are duly authorized and upon such delivery will be validly issued and will be fully paid and nonassessable by BB&T Funds and no shareholder of BB&T Funds has any preemptive right to subscription or purchase in respect thereof.


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     (f) With respect to the Small Company Growth Fund Reorganization, BB&T
Funds, on behalf of Small Company Growth Fund and Small Cap Fund shall have received one or more opinions of Ropes & Gray LLP addressed to Small Company Growth Fund and Small Cap Fund and dated the Exchange Date to the effect that, on the basis of the existing provisions of the Code, current administrative rules and court decisions, for Federal income tax purposes: (i) the transaction will constitute a reorganization within the meaning of Section 368(a) of the Code, and Small Cap Fund and Small Company Growth Fund will each be a "party to a reorganization" within the meaning of Section 368(b) of the Code; (ii) no gain or loss will be recognized by Small Cap Fund upon the receipt of the assets of Small Company Growth Fund in exchange for Small Cap Fund Shares and the assumption by Small Cap Fund of the liabilities of Small Company Growth Fund;
(iii) the basis in the hands of Small Cap Fund of the assets of Small Company Growth Fund transferred to Small Cap Fund in the transaction will be the same as the basis of such assets in the hands of Small Company Growth Fund immediately prior to the transfer; (iv) the holding periods of the assets of Small Company Growth Fund in the hands of Small Cap Fund will include the periods during which such assets were held by Small Company Growth Fund; (v) no gain or loss will be recognized by Small Company Growth Fund upon the transfer of Small Company Growth Fund's assets to Small Cap Fund in exchange for Small Cap Fund Shares and the assumption by Small Cap Fund of the liabilities of Small Company Growth Fund, or upon the distribution of Small Cap Fund Shares by Small Company Growth Fund to its shareholders in liquidation; (vi) no gain or loss will be recognized by Small Company Growth Fund shareholders upon the exchange of their Small Company Growth Fund Shares for Small Cap Fund Shares; (vii) the aggregate basis of Small Cap Fund Shares a Small Company Growth Fund shareholder receives in connection with the transaction will be the same as the aggregate basis of his or her Small Company Growth Fund exchanged therefor; (viii) a Small Company Growth Fund shareholder's holding period for his or her Small Cap Fund Shares will be determined by including the period for which he or she held the Small Company Growth Fund Shares exchanged therefor, provided that he or she held such Small Company Growth Fund Shares as capital assets; and (ix) Small Cap Fund will succeed to, and take into account (subject to the conditions and limitations specified in Sections 381, 382, 383 and 384 of the Code and the Regulations thereunder) the items of Small Company Growth Fund described in Section 381(c) of the Code.

     (g) The assets of Small Company Growth Fund to be acquired by Small Cap Fund will include no assets which Small Cap Fund, by reason of limitations contained in its Declaration of Trust or of investment restrictions disclosed in BB&T Prospectuses and SAI in effect on the Exchange Date, may not properly acquire. BB&T Funds shall not change BB&T Funds' Declaration of Trust and BB&T Prospectuses so as to restrict permitted investments for Small Cap Fund except as required by the Commission or any state regulatory authority.

     (h) The Registration Statement shall have become effective under the 1933 Act and applicable Blue Sky provisions, and no stop order suspending such effectiveness shall have been instituted or, to the knowledge of BB&T Funds, contemplated by the Commission and or any state regulatory authority.

     (i) BB&T Funds shall have received from the Commission such order or orders as Ropes & Gray LLP deems reasonably necessary or desirable under the 1933 Act, the 1934 Act, the 1940 Act in connection with the transaction contemplated hereby, and that all such orders shall be in full force and effect.

     (j) With respect to the Small Company Growth Fund Reorganization, prior to the Exchange Date, the Small Company Growth Fund shall have declared a dividend or dividends which, together with all


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previous such dividends, shall have the effect of distributing to its shareholders (a) all of the excess of (x) its investment income excludable from gross income under Section 103 of the Code over (y) its deductions disallowed under Section 265 and 171 of the Code, (b) all of its investment company taxable income as defined in Section 852 of the Code (computed without regard to any deduction for dividends paid), and (c) all of its net capital gain realized (after reduction for any capital loss carryover), in each case for both the current (which will end on the Exchange Date) and immediately preceding taxable year.

     (k) With respect to the Small Company Growth Fund Reorganization, Small Company Growth Fund shall have furnished to Small Cap Fund a certificate, signed by the President (or any Vice President) and the Treasurer of BB&T Funds, as to the tax cost to Small Company Growth Fund of the securities delivered to Small Cap Fund pursuant to this Plan, together with any such other evidence as to such tax cost as Small Cap Fund may reasonably request.

     (l) BB&T Funds shall have received from the custodian of BB&T Funds a certificate identifying all of the assets of Small Company Growth Fund held by such custodian as of the Valuation Time.

     (m) The transfer agent of BB&T Funds shall have provided to BB&T Funds (i) a record specifying the number of Shares of Small Company Growth Fund outstanding as of the Valuation Time and (iii) a record specifying the name and address of each holder of record of any such Shares of Small Company Growth Fund and the number of Small Company Growth Fund Shares held of record by each such shareholder as of the Valuation Time. Small Company Growth Fund's transfer agent shall also have provided BB&T Funds with a certificate confirming that the acts specified in the preceding sentence have been taken and that the information so supplied is complete and accurate to the best knowledge of the transfer agent.

     (n) BB&T Funds, on behalf of Small Cap Fund, shall have executed and delivered an Assumption of Liabilities dated as of the Exchange Date pursuant to which Small Cap Fund will assume all of the liabilities of Small Company Growth Fund existing at the Valuation Time in connection with the transaction contemplated by this Plan.

     (o) BB&T Funds, on behalf of Small Company Growth Fund, shall have executed and delivered an instrument of transfer ("Transfer Document") and any other certificates or documents BB&T Funds may deem necessary or desirable to transfer Small Company Growth Fund's entire right, title and interest in and to the Investments and all other assets of Small Company Growth Fund.

     10. NO BROKER, ETC. There is no person who has dealt with BB&T Funds, Small Company Growth Fund or Small Cap Fund who by reason of such dealings is entitled to any broker's or finder's or other similar fee or commission arising out of the transaction contemplated by this Plan.

     11. TERMINATION. BB&T Funds may, by consent of its Trustees, terminate this Plan, and BB&T Funds, after consultation with counsel, may modify this Plan in any manner deemed necessary or desirable.

     12. COVENANTS, ETC. DEEMED MATERIAL. All covenants, agreements, representations and warranties made under this Plan and any certificates delivered pursuant to this Plan shall be deemed to have been material and relied upon by each of the parties, notwithstanding any investigation made by them or on their behalf.


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     13. SOLE PLAN; AMENDMENTS. This Plan supersedes all previous correspondence and oral communications between the parties regarding the subject matter hereof, constitutes the only understanding with respect to such subject matter, may be changed only by duly adopted resolution of the Board of Trustees of BB&T Funds, and shall be construed in accordance with and governed by the laws of The Commonwealth of Massachusetts.

     14. RULE 145. Pursuant to Rule 145 under the 1933 Act, BB&T Funds will, in connection with the issuance of any Shares of the Small Cap Fund to any person who at the time of the transaction contemplated hereby is deemed to be an affiliate of a party to the transaction pursuant to Rule 145(c), cause to be affixed upon the certificates issued to such person (if any) a legend as follows:

THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT TO BB&T FUNDS OR ITS PRINCIPAL UNDERWRITER UNLESS (i) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (ii) IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO BB&T FUNDS SUCH REGISTRATION IS NOT REQUIRED.

and, further, BB&T Funds will issue stop transfer instructions to BB&T Funds' transfer agent with respect to such Small Cap Fund Shares.

     15. BB&T FUNDS' DECLARATION OF TRUST BB&T Funds is a business trust organized under Massachusetts law and under a Declaration of Trust, to which reference is hereby made and a copy of which is on file at the office of the Secretary of The Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of "BB&T Funds" entered into in the name or on behalf thereof by any of the Trustees, officers, employees or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, officers, employees, agents or shareholders of BB&T Funds personally, but bind only the assets of BB&T Funds and all persons dealing with any series or funds of BB&T Funds, such as Small Cap Fund, must look solely to the assets of BB&T Funds belonging to such series or funds for the enforcement of any claims against BB&T Funds.

AS ADOPTED ON NOVEMBER 15, 2005


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